Sept. 29, 2026

Contact:
Media Relations
newsroom@alaskaair.com

Atmos™ Rewards expands with customized ways to earn, more benefits, new partners, broader access to premium experiences and a new debit card offering

New offerings make Atmos Rewards more valuable
for all types of travelers before, during and between trips

Atmos Rewards is introducing industry-first innovations that give members customizable ways to earn points, status points and extra perks based on their unique travel styles
New Atmos Rewards card and bank products will create more ways to earn and engage, including a feature-packed debit card that extends the program into everyday banking
New lifestyle partners will give Atmos Rewards members access to aspirational experiences and offers while supporting Alaska Air Group’s global expansion strategy and premium product offering

SEATTLE – Alaska Air Group is unveiling the next phase of Atmos™ Rewards, the award-winning loyalty program for Alaska Airlines and Hawaiian Airlines, with more ways for members to earn, engage and access value.

What’s new at a glance
•New ways for Atmos Rewards members to earn points and status points
•Members can choose how they earn starting Oct. 1, 2026 – distance traveled, price paid or segments flown
•Unique perks through six different Atmos Communities
•Expanding lineup of card products, including an Atmos Rewards debit card planned for early 2027
•More ways to unlock value through Atmos Members Day and new lifestyle partnerships, including Alterra Mountain Company, Nordstrom and Pebble Beach Resorts

"With Atmos Rewards, we're building a program for all types of travelers. While many loyalty programs focus their richest rewards on a small group of travelers, we're expanding choice, flexibility and value for members across a wide range of travel styles," said Brett Catlin, Senior Vice President of Network, Loyalty and Partnerships at Alaska Airlines. "By bringing together Alaska's deep West Coast customer base and Hawaiian's trusted presence in Hawaiʻi and across the Pacific, we're giving guests more choice in how they earn and redeem, richer benefits and more reasons to engage across a broader network through unique lifestyle partnerships while building a more durable earnings platform for Alaska Air Group."

As Alaska grows, Atmos Rewards connects members to a broader travel platform spanning Alaska, Hawaiian, oneworld and more than 30 global airline partners serving more than 1,100 destinations. The program is designed to make that expanding network more useful to different types of travelers through new ways to earn, discover offers and access benefits across the travel journey.

Since launching, Atmos Rewards has accelerated loyalty growth and attracted new member cohorts. Active membership is growing at roughly four times the prior pace, while the average member age now sits below 40. More than half of new status members are Gen Z, underscoring the program’s appeal with the next generation of travelers.

Adding more ways to earn every day

Atmos Rewards members can already earn points and status points through everyday spend with our suite of Atmos Rewards Visa credit cards, issued by Bank of America*, and access travel benefits like free checked bags, preferred boarding, and companion benefits. Introduced last summer, the Atmos Rewards Summit card also gives members one of the fastest ways to earn enhanced status, with status points earned through everyday card spend and unique accelerated earn for international purchases.

With debit representing a meaningful share of U.S. payments and strong appeal among younger and new-to-country guests, the new Atmos Rewards debit card expands the program’s reach beyond traditional credit products.

Planned for early 2027, with pre-registration open today at atmosrewards.com/debit, the new Atmos Rewards debit card is designed as a feature-rich product for today’s travelers. Offering another way to earn Atmos Rewards points and status points, the debit card includes unique, high-value benefits, including a choice of card designs, flight and onboard purchase discounts, free points sharing, no foreign transaction fees and the ability to pay certain account fees with points.

In 2027, Alaska also plans to deepen its Bank of America relationship by enabling customers with eligible Bank of America card products to transfer points into Atmos Rewards. The new capability will give Bank of America cardholders another path into Atmos Rewards while creating an additional revenue opportunity for Alaska through the sale of points. Over time, Atmos Rewards also plans to add points-transfer opportunities with other select global financial institutions, creating incremental revenue while building the program’s global relevance.

The company also plans to refresh its Atmos Rewards Visa Business Card, issued by Bank of America, in late 2026, with benefits including 10x points on eligible purchases through Atmos

Rewards for Business, lounge passes, free same-day confirmed flight changes and more. Complete details on the refreshed card will be available later this fall.

Giving members an industry-first choice in how they earn

Atmos Rewards will become the only airline loyalty program to let members choose how they earn points for flights, allowing travelers to select the earning model that best matches how they travel. By adding more flexibility, Atmos Rewards can better meet the needs of premium global travelers while appealing to younger members who increasingly expect loyalty programs to reward their spend.

Beginning Oct. 1, 2026, Atmos Rewards members can choose how they will earn points and status points on flights departing on or after Jan. 1, 2027 – by distance traveled, price paid or segments flown.

Choosing is optional: Current members who do not select will continue earning based on distance traveled, while new members who join on or after Jan. 1, 2027, will default to earning based on price paid. All members can change their earning choice once per calendar year for future travel, giving them flexibility to adapt how they earn if their travel evolves.

Connecting members to more relevant rewards through Atmos Communities

Atmos Communities is exclusive to Atmos Rewards – a way to make loyalty more customizable, connecting travelers to curated offers, inspiration and benefits based on how they travel, where they live and what they love to do. Beginning Oct. 1, 2026, Atmos Rewards will expand from two resident-focused Communities – Club 49 and Huakaʻi by Hawaiian – to six total Communities, adding new options tied to international travel, family travel, outdoor adventure and culinary experiences while enhancing benefits for existing resident members.

Together, the six Communities – Global Locals, Families on the Go, Culinary Journeys, Active Escapes, Club 49 and Huakaʻi by Hawaiian – connect members to relevant offers and benefits based on how they travel, where they live and what they enjoy. Benefits range from free bags, exclusive flight deals, bonus-point challenges, partner offers and 20% off select Atmos Rewards Unlocked experiences to tailored perks such as award-flight discounts for children, bonus status points for international travel and expanded resident benefits for Club 49 and Huakaʻi by Hawaiian.

Creating a monthly moment for member value

Atmos Members Day gives Atmos Rewards a regular cadence for delivering new value to members throughout the year. Held on the first Wednesday of each month, Members Day is where Atmos Rewards shares new content directly with members, including exclusive travel offers, premium partner benefits, program updates, new Atmos Unlocked experiences and Global Getaways.

Atmos Rewards is building a network of lifestyle partners that extend the value of membership beyond the flight, connecting members to the destinations, interests and experiences they care about most.

Upcoming collaborations with Alterra Mountain Company, Nordstrom and Pebble Beach Resorts extend Atmos Rewards to mountain travel, destination resorts, food and wine, retail and lifestyle, with Atmos Unlocked serving as one way members can access select experiences, packages and offers through points and membership.

Expanding benefits throughout the travel journey

Atmos Rewards is continuing to build on its award-winning loyalty platform by investing even more in the experience for its most engaged members. Recently recognized by NerdWallet and The Points Guy as one of the best airline loyalty programs, Atmos Rewards has continued adding benefits for its most engaged members, including a dedicated Titanium check-in facility in Seattle and a Titanium-exclusive offer of global upgrades to Alaska’s premium cabins.

Beginning Nov. 2, Platinum and Titanium members will receive even more value, with the ability to bring eligible children and one companion into Premium Class on a complimentary basis when space is available. Later this year, Atmos Rewards will also continue investing in the digital experience with a modernized activity page designed to make it easier for members to see how they are earning points, track progress and manage benefits.

Members can learn more about Atmos Rewards at atmosrewards.com. Additional Alaska Accelerate, product and network updates are available at alaskaair.com and news.alaskaair.com.

About Alaska, Hawaiian and Horizon
Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,100 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

*These credit card programs are issued and administered by Bank of America, N.A. Visa, Visa Signature and Visa Infinite are registered trademarks of Visa International Service Association and are used by the issuer pursuant to license from Visa U.S.A. Inc.